UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2005

                                  TECHALT, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    000-27867
                            (Commission File Number)

                                   87-0533626
                        (IRS Employer Identification No.)

                         3311 N. Kennicott Ave., Suite A
                           Arlington Heights, IL 60004
               (Address of principal executive offices)(Zip Code)

                                 (847) 870-2601
                 Company's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance Management

      Item 5.02 Departure of Directors and Principal Officers; Election of Directors; Appointment of Principal Officers

On October 5, 2005 James E. Solomon and C. Pete Ashi resigned their positions on the Board of Directors (the "Board") of TechAlt, Inc., a Nevada corporation (the "Company"). Additionally, James E. Solomon, Peter Lynch and James Hurley resigned from their positions as Chairman and Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer, respectively. These resignations are in connection with the anticipated change in the direction of the Company, following the Company's transfer of its intellectual property to Paul Masanek and Service By Designwise, Ltd. under a settlement agreement, described in Section 8.01 of this Form 8-K, and do not arise from any disagreement on any matter relating to the Company's operations, policies or practices, nor regarding the general direction of the Company.

Mr. Solomon, Mr. Ashi and Mr. Hurley did not serve on any subcommittees of the Board. The Company will immediately begin searching for individuals to fill the vacant positions on the Board and who will serve until the next elections are held for these positions. Additionally, David M. Otto, as the sole remaining officer (Secretary) and director of the Company, will be appointed President of the Company, effective immediately, until a new President is found.

Section 8 - Other Events

      Item 8.01 Other Events

On September 29, 2005, TechAlt, Inc., a Nevada corporation (the "Company"), entered into a Settlement Agreement (the "Settlement Agreement") with Paul Masanek, an individual, and Service By Designwise, Ltd. (collectively, the "Plaintiff"), who, on September 21, 2005 filed legal action in the Circuit Court of Cook County, Illinois County Department, Law Division, seeking an Order of Replevin against the Company, alleging that the Company was in default for nonpayment on a Secured Convertible Promissory Note dated November 19, 2004, with the Plaintiff as Holder and the Company as Promisor (the "Note").

Under the Settlement Agreement, the Company transferred possession of its accounts, accounts receivable, goods, equipment, inventory, machinery, fixtures, cash, securities, all intellectual property including trademarks, service marks, trade names, copyrights, patents, licenses, contracts and other tangible property, together with all related additions, substitutions and proceeds currently owned or later acquired, in exchange for Plaintiff's agreement to pay any past due premiums for health insurance in the amount of $31,000 and to pay $20,000 toward past due payroll of the Company. Additionally, as part of the Settlement Agreement, the Plaintiff purchased from the Company six Crown Victoria automobiles for a total purchase price of $65,000 and purchased inventory, including fifty interface boards, fifty front view cameras, and 50 Trinus radio systems for a total purchase price of $22,000. Conditioned upon satisfaction of these transfers, the Plaintiff agreed not to prosecute its claims on the Note.

The Company believes that the transfer of its intellectual property will significantly impact its ability to maintain its core business plan of providing encrypted wireless technology communication between police, fire, emergency services, and local communities and federal agencies, and will reassess its direction in the near term.

Section 9 - Financial Statements and Exhibits

      Item 9.01 Financial Statements and Exhibits

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            Exhibit Number           Title of Document
            ----------------------------------------------------------------
                      17.1           Resignation Letter of James Solomon
            ----------------------------------------------------------------
                      17.2           Resignation Letter of C. Pete Ashi
            ----------------------------------------------------------------
                      99.1           Resignation Letter of Peter Lynch
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                      99.2           Resignation Letter of James Hurley
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TECHALT, INC.
                                    (Company)

                                    /s/ James Solomon
                                    --------------------------------------------
                                    By: James Solomon
                                    Its: President

                                    Date: October 6, 2005